DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS

Registration No. 811-03363
FORM N-SAR
Semiannual Period Ended June 30, 2015

SUB-ITEM 77C: Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group? Limited-Term Government Funds (the ?Trust?), on behalf of Delaware Limited-Term Diversified Income Fund (the ?Fund?), held on March 31, 2015, the shareholders of the Trust/the Fund voted to: (i) elect a Board of Trustees for the Trust; (ii) approve the implementation of a new ?manager of managers? order for the Fund; (iii) to revise the fundamental investment restriction relating to lending for the Fund; and (iv)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (iv)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (iv)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.

The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding of the Fund of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For 85,515,603.917
Percentage of Outstanding Shares 61.085%
Percentage of Shares Voted 98.428%

Shares Withheld 1,366,012.297
Percentage of Outstanding Shares 0.976%
Percentage of Shares Voted 1.572%

Ann D. Borowiec

Shares Voted For 85,578,219.725
Percentage of Outstanding Shares 61.129%
Percentage of Shares Voted 98.500%

Shares Withheld 1,303,396.489
Percentage of Outstanding Shares 0.931%
Percentage of Shares Voted 1.500%

Joseph W. Chow

Shares Voted For 85,542,978.419
Percentage of Outstanding Shares 61.104%
Percentage of Shares Voted 98.459%

Shares Withheld 1,338,637.795
Percentage of Outstanding Shares 0.956%
Percentage of Shares Voted 1.541%

Patrick P. Coyne

Shares Voted For 85,494,578.465
Percentage of Outstanding Shares 61.070%
Percentage of Shares Voted 98.404%

Shares Withheld 1,387,037.749
Percentage of Outstanding Shares 0.991%
Percentage of Shares Voted 1.596%

John A. Fry

Shares Voted For 85,538,322.917
Percentage of Outstanding Shares 61.101%
Percentage of Shares Voted 98.454%

Shares Withheld 1,343,293.297
Percentage of Outstanding Shares 0.960%
Percentage of Shares Voted 1.546%

Lucinda S. Landreth

Shares Voted For 85,560,730.698
Percentage of Outstanding Shares 61.117%
Percentage of Shares Voted 98.480%

Shares Withheld 1,320,885.516
Percentage of Outstanding Shares 0.944%
Percentage of Shares Voted 1.520%

Frances A. Sevilla-Sacasa

Shares Voted For 85,569,576.972
Percentage of Outstanding Shares 61.123%
Percentage of Shares Voted 98.490%

Shares Withheld 1,312,039.242
Percentage of Outstanding Shares 0.937%
Percentage of Shares Voted 1.510%

Thomas K. Whitford

Shares Voted For 85,565,480.046
Percentage of Outstanding Shares 61.120%
Percentage of Shares Voted 98.485%

Shares Withheld 1,316,136.168
Percentage of Outstanding Shares 0.940%
Percentage of Shares Voted 1.515%

Janet L. Yeomans

Shares Voted For 85,544,167.999
Percentage of Outstanding Shares 61.105%
Percentage of Shares Voted 98.461%

Shares Withheld 1,337,448.215
Percentage of Outstanding Shares 0.955%
Percentage of Shares Voted 1.539%

J. Richard Zecher

Shares Voted For 85,543,174.980
Percentage of Outstanding Shares 61.104%
Percentage of Shares Voted 98.459%

Shares Withheld 1,338,441.234
Percentage of Outstanding Shares 0.956%
Percentage of Shares Voted 1.541%

2. To approve the implementation of a new ?manager of managers? order.

A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares. The results were as follows:

Delaware Limited-Term Diversified Income Fund

Shares Voted For 61,034,432.638
Percentage of Outstanding Shares 43.598%
Percentage of Shares Voted 70.250%

Shares Voted Against 1,263,968.111
Percentage of Outstanding Shares 0.903%
Percentage of Shares Voted 1.455%

Shares Abstained 1,620,794.465
Percentage of Outstanding Shares 1.158%
Percentage of Shares Voted 1.866%
Broker Non-Votes 22,962,421.000

3. To revise the fundamental investment restriction relating to lending.

A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares. The results were as follows:

Delaware Limited-Term Diversified Income Fund

Shares Voted For 60,941,245.261
Percentage of Outstanding Shares 43.531%
Percentage of Shares Voted 70.143%

Shares Voted Against 1,334,755.408
Percentage of Outstanding Shares 0.953%
Percentage of Shares Voted 1.536%

Shares Abstained 1,643,191.545
Percentage of Outstanding Shares 1.174%
Percentage of Shares Voted 1.891%
Broker Non-Votes 22,962,424.000

4. (a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares. The results were as follows:

Delaware Group Limited-Term Government Funds

Shares Voted For 61,255,779.787
Percentage of Outstanding Shares 43.756%
Percentage of Shares Voted 70.505%

Shares Voted Against 1,082,705.928
Percentage of Outstanding Shares 0.773%
Percentage of Shares Voted 1.246%

Shares Abstained 1,580,708.499
Percentage of Outstanding Shares 1.129%
Percentage of Shares Voted 1.819%
Broker Non-Votes 22,962,422.000

4. (b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares. The results were as follows:

Delaware Group Limited-Term Government Funds

Shares Voted For 61,091,824.919
Percentage of Outstanding Shares 43.639%
Percentage of Shares Voted 70.316%

Shares Voted Against 1,257,847.367
Percentage of Outstanding Shares 0.898%
Percentage of Shares Voted 1.448%

Shares Abstained 1,569,523.928
Percentage of Outstanding Shares 1.121%
Percentage of Shares Voted 1.807%
Broker Non-Votes 22,962,420.000

4. (c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares. The results were as follows:

Delaware Group Limited-Term Government Funds

Shares Voted For 61,632,731.188
Percentage of Outstanding Shares 44.025%
Percentage of Shares Voted 70.939%

Shares Voted Against 829,378.890
Percentage of Outstanding Shares 0.592%
Percentage of Shares Voted 0.955%

Shares Abstained 1,457,089.136
Percentage of Outstanding Shares 1.041%
Percentage of Shares Voted 1.677%
Broker Non-Votes 22,962,417.000

SUB-ITEM 77D: Policies with respect to security investments

On November 19, 2014, the Board of Trustees of Delaware Group Limited-Term Government Funds (the ?Registrant?) voted to eliminate the minimum credit quality restrictions related to Delaware Limited-Term Diversified Income Fund?s (the ?Fund?) investment in structured products. The changes to the Fund?s investment strategies are incorporated herein by reference to the supplement dated April 30, 2015 to the Registrant?s prospectus for the Portfolio dated April 30, 2015, as filed with the Securities and Exchange Commission (SEC Accession No. 0001206774-15-001511).

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q1(a) Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group Limited-Term Government Funds (May 21, 2015), attached as Exhibit.

77.Q1(a) Amended and Restated By-Laws of Delaware Group Limited-Term Government Funds (April 1, 2015), attached as Exhibit.
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